EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-125694) pertaining to the Phillips-Van Heusen Corporation Associates Investment Plan for Hourly Associates of our report dated June 23, 2008, except for Note 8, as to which date is September 23, 2008, with respect to the financial statements of the Phillips-Van Heusen Corporation Associates Investment Plan for Hourly Associates included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

/s/ SPIELMAN KOENIGSBERG & PARKER, LLP

October 8, 2008